Exhibit 3.15.1

                            CERTIFICATE OF AMENDMENT
                                       of
                          CERTIFICATE OF INCORPORATION
                                       of
                              MRT MANAGEMENT CORP.

                            (Under Section 242 of the
                General Corporation Law of the State of Delaware)

      The undersigned, the Vice President of MRT Management Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

      1. The name of the Corporation is MRT Management Corp.

      2. The date of filing of the original Certificate of Incorporation of the Corporation was November 17, 1995.

      3. The Certificate of Incorporation of the Corporation is hereby amended to effect a recapitalization of the shares of the Corporation's Common Stock, par value $.01 ("Old Common Stock"), pursuant to which each issued and outstanding share of Old Common Stock on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware shall be converted into and shall become issued shares of (i) Class A Common Stock, $.001 par value per share ("Class A Common"), and (ii) Class B Common Stock, $.001 par value per share ("Class B Common"), at the rate of 0.21345 shares of Class A Common and
0.21345 shares of Class B Common, for each share of Old Common Stock, respectively. The Corporation shall be entitled to issue fractional shares of Class A Common and Class B Common as a result of such recapitalization.

      4. The Certificate of Incorporation of the Corporation is hereby amended as follows:

            A. Article FOURTH of the Certificate of Incorporation of the Corporation, relating to the number of authorized shares of capital stock of the Corporation, is hereby amended by deleting said Article FOURTH and replacing it with the following new Article FOURTH, reading in its entirety as follows:

            "FOURTH:

                  1. The total number of shares of all classes of stock that this corporation shall have authority to issue is thirty thousand (30,000), consisting of (a) 10,000 shares of Class A Common Stock, par value $.001 per share (the "Class A Common"), (b) 10,000 shares of Class B Common Stock, par value $.001 per share (the "Class B Common" and together with the Class A Common, the

"Common Stock"), and (c) ten thousand (10,000) shares of Preferred Stock, $.001 par value per share (the "Preferred Stock").

                  2. Except as provided in Section 2.1 below, the Class A Common and the Class B Common shall be identical in all respects.

                        2.1 Voting Rights. Each issued and outstanding share of Class A Common Stock shall entitle the holder of record thereof to full voting power. Except as any provision of law may otherwise require, no share of Class B Common Stock shall entitle the holder thereof to any voting power whatsoever, to any right to participate in any meeting of stockholders, or to have any notice of any meeting of stockholders.

                        2.2 Dividends. Subject to the rights of the Preferred Stock, the holders of Common Stock shall be entitled to participate in dividends , whether in cash, property or securities of the corporation, ratably on a per share basis, as and when dividends are declared or paid.

                        2.3 Liquidation. Subject to the rights of the Preferred Stock, the holders of Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of the Common Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

                  3. The Board of Directors is hereby expressly granted authority to authorize, from time to time in accordance with applicable law, the issue of one or more series of Preferred Stock and with respect to any such series to fix by resolution or resolutions the numbers, powers, designations, preferences and relative, participating, optional or other special rights of such series and the qualifications, limitations or restrictions thereof, including, but without limiting the generality of the foregoing, the following:

                  (i) The number of shares to constitute such series and the distinctive designations thereof;

                  (ii) The dividend rate to which such shares shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, whether dividends shall be cumulative, the date or dates from which dividends (if cumulative) shall accumulate and the dates on which dividends (if declared) shall be payable;

                  (iii) Whether or not the shares of such series shall be
            redeemable and, if so, the terms, limitations and restrictions with respect to such redemption, including without limitation the manner of selecting shares for redemption if less than all shares are to be redeemed, and the amount, if any, in addition to any accrued dividends thereon, which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any purchase, retirement or sinking fund and with respect to shares otherwise redeemed;

                  (iv) The amount in addition to any accrued dividends thereon which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation, which amount may vary at different dates and may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary.

                  (v) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms, limitations and restrictions with respect thereto, including without limitation whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to and the manner in which such fund shall be applied to the purchase, retirement or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                  (vi) Whether or not the shares of such series shall have
            conversion privileges and, if so, prices or rates of conversion and the method, if any, of adjusting the same;

                  (vii) The voting powers, if any, of such series; and

                  (viii) Any other relative rights, preferences and limitations pertaining to such series.

                  4. The number of authorized shares of any class or series of capital stock of the corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the corporation entitled to vote thereon and the holders of such class or series, or of any other class or series of capital stock of the corporation shall not be entitled to vote on such amendment separately as a class or series."

            B. The Certificate of Incorporation of the Corporation is hereby amended by adding an Article EIGHTH thereto as follows:

            "EIGHTH: The corporation elects out of and shall not be governed by Section 203 of the General Corporation Law of the State of Delaware."

      5. The amendments to the Certificate of Incorporation set forth above have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"). The amendment was thereafter approved by written consent in lieu of a meeting of the stockholders pursuant to Section 228 and 242 of the DGCL, and written notice of such approval has been or will be provided as and to the extent required by such Section 228.

      6. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified.

      7. This instrument and the amendments referred to herein shall, in accordance with Section 103(d) of the DGCL, become effective upon the filing hereof.

      SIGNED and attested to on behalf of the Corporation on January 27, 1999.


                                        /s/ Nathan S. Bistricer
                                        ----------------------------------------
                                        Nathan S. Bistricer
                                        Vice-President


/s/ Joseph M. Katzenstein
-----------------------------------
Joseph M. Katzenstein,
Secretary